UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

AILERON THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AILERON THERAPEUTICS, INC.

285 Summer Street, Suite 101

Boston, Massachusetts 02110

(617) 995-0900

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2021

Dear Stockholders:

You are cordially invited to attend the 2021 annual meeting of stockholders of Aileron Therapeutics, Inc. to be held on Tuesday, June 15, 2021 at 8:30 a.m., Eastern Daylight Time. The meeting will be held virtually via the Internet at www.meetingcenter.io/292274452. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of two Class I directors, to serve for a three-year term expiring at the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified;

2.	The approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.001 par value per share, from 150,000,000 to 300,000,000;

3.	The approval of the Aileron Therapeutics, Inc. 2021 Stock Incentive Plan;

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

5.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 23, 2021 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We are very pleased that this year’s annual meeting will be a virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/292274452. There is no physical location for the annual meeting.

A complete list of stockholders entitled to vote at the annual meeting will be available to stockholders of record during the annual meeting for examination at www.meetingcenter.io/292274452.

We encourage all stockholders to attend the annual meeting online. Whether or not you plan to attend the annual meeting online, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Aileron Therapeutics.

By Order of the Board of Directors,

Manuel C. Alves Aivado, M.D., Ph.D.

President and Chief Executive Officer

Boston, Massachusetts

April 28, 2021

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2020 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.envisionreports.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 641-4276, by emailing investorvote@computershare.com with “Proxy Materials Aileron Therapeutics, Inc.” in the subject line, or by submitting a request over the Internet at www.envisionreports.com/ALRN.

285 Summer Street, Suite 101

Boston, Massachusetts 02110

(617) 995-0900

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Aileron Therapeutics, Inc. for use at the annual meeting of stockholders to be held on Tuesday, June 15, 2021 at 8:30 a.m., Eastern Daylight Time, and at any adjournment thereof, or the annual meeting. The meeting will be held virtually via the Internet at www.meetingcenter.io/292274452. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. Further information about how to attend the annual meeting online is included in this proxy statement.

Except where the context otherwise requires, references to “Aileron Therapeutics,” “the Company,” “we,” “us,” “our” and similar terms refer to Aileron Therapeutics, Inc.

The board of directors of Aileron is using this proxy statement to solicit proxies for use at the annual meeting. This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2020, or the 2020 annual report. We are mailing the Notice on or about May 5, 2021, and it contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2020 annual report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 15, 2021:

This proxy statement and our 2020 annual report are

available for viewing, printing and downloading at http://www.envisionreports.com/ALRN.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Aileron Therapeutics, Inc., 285 Summer Street, Suite 101, Boston, Massachusetts 02110 or by calling (866) 641-4276, by emailing investorvote@computershare.com with “Proxy Materials Aileron Therapeutics, Inc.” in the subject line, or by submitting a request over the Internet at www.envisionreports.com/ALRN. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.

Our board of directors has made these materials available to you in connection with the solicitation of proxies for use at our 2021 annual meeting of stockholders to be held on Tuesday, June 15, 2021 at 8:30 a.m., Eastern Daylight Time. As a holder of common stock, you are invited to attend the annual meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission, or SEC, rules and is designed to assist you in voting your shares.

Q.	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.

In accordance with SEC rules, we may furnish proxy materials, including this proxy statement and our 2020 annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. The proxy materials, including this proxy statement, a proxy card and our 2020 annual report are available for viewing, printing and downloading on the Internet at http://www.envisionreports.com/ALRN.

Q.	What is the purpose of the annual meeting?

A.	At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of two Class I directors, to serve until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified (Proposal 1);

2.

The approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.001 par value per share, from 150,000,000 to 300,000,000 (the “Charter Amendment Proposal”) (Proposal 2);

3.	The approval of the Aileron Therapeutics, Inc. 2021 Stock Incentive Plan (the “Stock Plan Proposal”) (Proposal 3);

4.

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Proposal”) (Proposal 4); and

5.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first four items noted above.

Q:	How can I attend the annual meeting?

A:

The annual meeting will be a virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/292274452. You also will be able to vote your shares online during the annual meeting by webcast. The online meeting will begin promptly at 8:30 a.m., Eastern Time, on June 15, 2021. We encourage you to access the meeting one hour prior to the start time to check in.

If you are a stockholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting online. Please follow the instructions on the Notice or proxy card.

If you hold your shares through an intermediary, such as a bank, broker, then you are considered the beneficial owner of those shares, which are held in “street name”, you must register in advance to attend the annual meeting online.

In this case, your Notice will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the annual meeting. To register to attend the annual meeting online, you must submit proof of your legal proxy reflecting your holdings along with your name and email address to Computershare. Requests for registration should be directed, and you should include an account statement, email or a letter from your broker indicating that you owned the shares as of the record date, or attach an image of your legal proxy, to:

By email:

legalproxy@computershare.com

By mail:

Computershare

ALRN Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 14, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Q.	Who can vote at the annual meeting?

A.

To be entitled to vote, you must have been a stockholder of record at the close of business on April 23, 2021, the record date for our annual meeting. There were 90,297,848 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.	How do I vote?

A.

If you are the “stockholder of record” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A., you may vote your shares by proxy prior to the annual meeting or online at the annual meeting as follows:

1.

Over the Internet Prior to the annual meeting: To vote over the Internet prior to the annual meeting, please go to the following website: www.envisionreports.com/ALRN, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on June 14, 2021, the day before the annual meeting, for your proxy to be valid and your vote to count.

2.

By Telephone: To vote by telephone, please call (800) 652-VOTE (8683), and follow the instructions provided in the Notice and on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on June 14, 2021, the day before the annual meeting, for your proxy to be valid and your vote to count.

3.

By Mail: To vote by mail, you must request printed copies of the proxy materials and mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. Computershare Trust Company, N.A. must receive the proxy card not later than 5:00 p.m. on June 14, 2021, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

4.

Online During the annual meeting: If you attend the annual meeting online, you may vote online during the annual meeting. You will need your control number included on your proxy card in order to be able to vote during the annual meeting. If you vote by proxy prior to the annual meeting and choose to attend the annual meeting online, there is no need to vote again during the annual meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank or broker, then you are deemed to be the beneficial owner of your shares and the bank or broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank or broker provides you. Many brokers solicit voting instructions over the Internet or by telephone. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank or broker that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “discretionary” items. The Charter Amendment Proposal (Proposal 2) and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 4) are each considered a discretionary item. Accordingly, your broker may vote your shares in its discretion with respect to Proposal 2 and Proposal 4, even if you do not give voting instructions on Proposal 2 or Proposal 4, as applicable.

However, under applicable stock exchange rules that regulate voting by registered brokerage firms, the election of the Class I directors (Proposal 1) and the Stock Plan Proposal (Proposal 3) are not considered to be discretionary items. Accordingly, if you do not give your broker voting instructions on Proposal 1 or Proposal 3, your broker may not vote your shares with respect to this matter and your shares will be counted as “broker non-votes” with respect to Proposal 1 or Proposal 3, as applicable. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

You are welcome to attend the meeting online regardless of whether your shares are held in street name, however, you may not attend the annual meeting if you hold shares in street name unless you register with a legal proxy as described above. You must also obtain a legal proxy executed in your favor from the holder of record (i.e., your broker) to vote shares held in street name during the meeting. A legal proxy is not the form of proxy included with this proxy statement. If you hold your shares in “street name,” you must request a legal proxy from your bank, broker or other nominee to attend the annual meeting or vote during the annual meeting.

Even if you plan to attend the annual meeting online, we urge you to vote your shares by proxy in advance of the annual meeting so that if you should become unable to attend the annual meeting your shares will be voted as directed by you.

Q.	Can I change my vote?

A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

1.	Vote over the Internet or by telephone prior to the annual meeting as instructed above. Only your latest Internet or telephone vote is counted.

2.	Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.

3.

Attend the annual meeting online and vote during the meeting as instructed above. Attending the annual meeting online will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

4.	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other nominee. You may also vote online at the annual meeting if you obtain a legal proxy as described in the answer above.

Q.	How do I submit a question at the annual meeting?

A.	You may submit a question before and during the annual meeting by visiting www.meetingcenter.io/292274452.

Q.	How many shares must be represented to have a quorum and hold the annual meeting?

A.

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the meeting. Shares present virtually during the annual meeting will be considered shares of common stock represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present any shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present any shares counted as broker non-votes, for the purpose of establishing a quorum. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1—Election of Class I Directors

A nominee will be elected as a director at the annual meeting if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the annual meeting.

Proposal 2—Approval of the Charter Amendment Proposal

The affirmative vote of stockholders holding a majority of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting is required to approve the Charter Amendment Proposal.

Proposal 3—Approval of the Stock Plan Proposal

The affirmative vote of a majority of the holders of shares of common stock representing a majority of the votes cast on the matter is required to approve the Stock Plan Proposal.

Proposal 4—Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2021.

Shares that abstain from voting and “broker non-votes” with respect to a matter will not be counted as votes in favor of such matter and will also not be counted as shares voting or cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on Proposal 1, Proposal 3 or Proposal 4. However, because the Charter Amendment Proposal requires the affirmative vote of stockholders holding a majority of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting, shares which abstain from voting and “broker non-votes” with respect to the Charter Amendment Proposal (Proposal 2) will have the same practical effect as votes against the Charter Amendment Proposal.

Q.	Who will count the vote?

A.	The votes will be counted, tabulated and certified by Computershare Trust Company, N.A.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of the nominees to serve as Class I directors, to serve until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified;

FOR the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000;

FOR the approval of the Aileron Therapeutics, Inc. 2021 Stock Incentive Plan; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Q.	Are there other matters to be voted on at the annual meeting?

A.

We do not know of any matters that may come before the annual meeting other than the election of the Class I directors, the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000, the approval of the Aileron Therapeutics, Inc. 2021 Stock Incentive Plan, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.

We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our annual meeting.

Q.	What are the costs of soliciting these proxies?

A.

We will bear the cost of soliciting proxies. We have retained Alliance Advisors to assist us in the solicitation of proxies for an aggregate fee of approximately $12,500 to $17,500. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of Being an “Emerging Growth Company” and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company until December 31, 2022, or until such earlier time as we have more than $1.07 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our certificate of incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our board of directors currently consists of seven members, divided into three classes as follows:

•	Class I is comprised of Jeffrey A. Bailey and Jodie P. Morrison, each with a term ending at the annual meeting;

•	Class II is comprised of William T. McKee and Nolan Sigal, M.D., Ph.D. each with a term ending at the 2022 annual meeting of stockholders; and

•	Class III is comprised of Manuel C. Alves Aivado, M.D., Ph.D., Reinhard Ambros, Ph.D., and Josef H. von Rickenbach, each with a term ending at the 2023 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated each of Jeffrey A. Bailey and Jodie P. Morrison for re-election as Class I directors, with a term ending at the 2024 annual meeting of stockholders.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of Mr. Bailey and Ms. Morrison to three-year terms ending at the 2024 annual meeting of stockholders, each such nominee to hold office until his or her successor has been duly elected and qualified. Mr. Bailey and Ms. Morrison have each indicated a willingness to continue to serve as a director, if elected. In the event that Mr. Bailey or Ms. Morrison should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected.

Each of Mr. Bailey and Ms. Morrison will be elected as a director at the annual meeting if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the meeting.

Set forth below are the names of and certain information for each member of our board, including the nominees for election as Class I directors, as of April 15, 2021. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years.

Nominees for Election as Class I Directors

Jeffrey A. Bailey has served as chair of our board of directors and as a member of our board of directors since March 2018. Since November, 2020, Mr. Bailey has served as chief executive officer and director of BioDelivery Sciences, Inc. From December 2015 until March 2017, Mr. Bailey served as chair and chief executive officer of Neurovance, Inc., a biotechnology firm acquired by Otsuka Pharmaceutical in 2017. Previously, from January 2013 through June 2015, Mr. Bailey served as president and chief executive officer and as a director of Lantheus Medical Imaging, Inc., a public medical diagnostic company. Prior to 2013, Mr. Bailey held various leadership positions with several public and private pharmaceutical and medical device companies, including operating unit president at Novartis Pharmaceuticals, a multinational pharmaceutical company, and a 22-year career with Johnson & Johnson, a multinational medical devices, pharmaceutical and consumer packaged goods manufacturing company (including Janssen Pharmaceutica NV). Mr. Bailey has served as a trustee of Tekla Capital since September 2020 and as an advisor to Venture Investors / Madison Vaccines since October, 2017. Mr. Bailey received a B.S. from Rutgers University. We believe Mr. Bailey is qualified to serve on our board of directors due to his extensive management experience in the life sciences industry and his experience on corporate boards of companies in the life sciences industry.

Jodie P. Morrison has served as a member of our board of directors since June 2017. From February 2019 to March 2021, Ms. Morrison served as chief executive officer of Cadent Therapeutics, Inc., a privately held biotechnology company, leading Cadent through its acquisition by Novartis. From April 2018 to December 2018, Ms. Morrison served as interim chief executive officer of Keryx Biopharmaceuticals, Inc., a biopharmaceutical company. Since May 2017, Ms. Morrison has provided services to venture capital, biotechnology and pharmaceutical companies, including serving as acting chief operating officer of Syntimmune, Inc., a clinical-stage biotechnology company, from January 2018 to July 2018, and as president and chief executive officer of eGenesis, Inc., a private life sciences company, from September 2017 to November 2017. Prior to founding Morrison Advisory, Ms. Morrison served as the president and chief executive officer of Tokai Pharmaceuticals, Inc, now Novus Therapeutics, Inc., or Novus, a biopharmaceutical company, from March 2013 until May 2017. From December 2006 until March 2013, Ms. Morrison held other senior positions with Tokai, including chief operating officer, head of clinical affairs and program operations and vice president of clinical affairs and program operations. Prior to joining Novus, Ms. Morrison served as director of clinical operations and medical affairs at Dyax Corporation, or Dyax. Prior to joining Dyax, Ms. Morrison held clinical management positions at both Curis, Inc. and Diacrin, Inc. Ms. Morrison serves as a chair of the board of directors of Ribon Therapeutics, Inc. Ms. Morrison previously served on the board of directors of Cadent Therapeutics, Inc., prior to its acquisition by Novartis; on the board of directors of Keryx Biopharmaceuticals, Inc., prior to its merger with Akebia Therapeutics, Inc.; on the board of Akebia and on the board of directors of Novus Therapeutics. Ms. Morrison received a B.A. in neuroscience from Mount Holyoke College, a clinical research certification from the Boston University School of Medicine and business training through the Greater Boston Executive Program at the MIT Sloan School of Management. We believe Ms. Morrison is qualified to serve on our board of directors due to her extensive management experience in the life sciences industry and her experience on corporate boards of public companies.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF JEFFREY A. BAILEY AND JODIE P. MORRISON AS CLASS I DIRECTORS.

Directors Continuing in Office

Class II Directors (Term Expires at 2022 Annual Meeting)

William T. McKee has served as a member of our board of directors since June 2019. Mr. McKee has served as interim chief financial officer of C4 Therapeutics since April 2020. Mr. McKee has also served as the Chief Executive Officer of MBJC Associates, LLC, a business consulting firm serving the pharmaceutical and biotechnology industry, since June 2010. Mr. McKee served as chief operating officer and chief financial officer for EKR Therapeutics, Inc., or EKR, from July 2010 until June 2012 when EKR was sold to Cornerstone Therapeutics Inc. From December 2008 until March 2010, Mr. McKee served as the executive vice president, chief financial officer and treasurer of Barr Pharmaceuticals, LLC, a subsidiary of Teva Pharmaceutical Industries Limited, or Teva, and the successor entity to Barr Pharmaceuticals, Inc., or Barr, which was acquired by Teva in December 2008. Mr. McKee was also executive vice president and chief financial officer of Barr prior to its acquisition by Teva, after having served in positions of increasing responsibility at Barr from 1995 until its acquisition. Prior to joining Barr, Mr. McKee served as director of international operations and vice president-finance at Absolute Entertainment, Inc. from June 1993 until December 1994. From 1990 until June 1993, Mr. McKee worked at Gramkow & Carnevale, CPA’s, and from 1983 until 1990, he worked at Deloitte & Touche LLP. Mr. McKee serves as a member of the board of directors and chairman of the audit committee of Assertio Therapeutics, Inc., a specialty pharmaceutical company. Mr. McKee received a B.B.A. from the University of Notre Dame. We believe Mr. McKee is qualified to serve on our board of directors due to his extensive management and financial experience in the life sciences industry and his experience on corporate boards of public companies.

Nolan Sigal, M.D., Ph.D. has served as a member of our board of directors since April 2019. Dr. Sigal has served as a partner at Satter Management Co., L.P., a private investment firm, since January 2018. From March 2008 to December 2017, Dr. Sigal was Founder and CEO at Tunitas Therapeutics, Inc. Prior to Tunitas, Dr. Sigal’s biotechnology experience included President of Trellis Bioscience, Inc., EVP of Research and Development and Chief Science Officer at Cytokinetics, Inc., and SVP, Research at Pharmacopeia, Inc., where he was one of Pharmacopeia’s founders. He served at Merck & Company Inc. as Executive Director of the Department of Immunology Research. Prior to Merck, he was an assistant professor at University of Toronto. Dr. Sigal graduated from Princeton University with an A.B. in Chemistry, and he completed an M.D./Ph.D. program at the University of Pennsylvania. We believe Dr. Sigal is qualified to serve on our board of directors due to his significant experience as an executive of a biopharmaceutical company, as well as his background in life sciences investing.

Class III Directors (Term Expires at 2023 Annual Meeting)

Manuel C. Alves Aivado, M.D., Ph.D. has served as our president and chief executive officer and as a member of our board of directors since September 2018. Previously, Dr. Aivado served as our senior vice president, chief medical officer since September 2014. From March 2012 to September 2014, Dr. Aivado served as vice president of clinical development and pharmacovigilance at Taiho Oncology, Inc., a pharmaceutical company. From October 2006 to March 2012, Dr. Aivado served as senior medical director in the clinical development group at GlaxoSmithKline, Inc., a global pharmaceutical company. Dr. Aivado has also served as an instructor in medicine at Beth Israel Deaconess Medical Center/Harvard Medical School. Prior to his industry experience, Dr. Aivado practiced clinical medicine in Germany for nearly ten years, during which time he was awarded the Dr. Mildred Scheel cancer research scholarship award in 2002. Dr. Aivado is a German board-certified physician for internal medicine, hematology and medical oncology, and he received an M.D. and Ph.D. from the Medical School of the University of Dusseldorf, in Germany. We believe that Dr. Aivado is qualified to serve on our board of directors due to his service as our president and chief executive officer, his previous role as our chief medical officer, and his extensive knowledge of our company and significant background in pharmaceutical research and development.

Reinhard J. Ambros, Ph.D. has served as a member of our board of directors since June 2013. From 2005 until 2017, Dr. Ambros served as global head of Novartis Venture Funds, a globally acting corporate biotechnology venture fund. Before he served as head of group strategic planning for Novartis AG, a multinational pharmaceutical company, from 2001 until 2005, and as global head of business development and licensing for cardiovascular and metabolic diseases at Novartis Pharma AG. He currently serves on the board of several biotechnology companies in Europe and the United States. He also serves as advisor to German and Swiss Government Biotechnology Funds. Dr. Ambros received an M.S. from the University of Regensburg, Germany, and a Ph.D. in medicinal chemistry and pharmacology from the University of Regensburg, Germany. We believe Dr. Ambros is qualified to serve on our board of directors due to his management experience in the biotechnology sector and his service on other boards of directors.

Josef H. von Rickenbach has served as a member of our board of directors since June 2019. Mr. von Rickenbach has served as managing director of Stet Vision LLC, a life sciences business advisory firm, since December 2018. He co-founded and served as President and Chief Executive Officer of HelioVision, Inc., a biotechnology company, from April 2017 until its acquisition by Aldeyra Therapeutics, Inc. in February 2019. Previously, Mr. von Rickenbach was a founder of Parexel International Corporation in 1982 and served as a director, Chairman of the Board and Chief Executive Officer of Parexel from 1983 until the company’s acquisition by Pamplona Capital Management, LLP in September 2017. Mr. von Rickenbach received an M.B.A. from Harvard Business School and a B.A. in Business Economics from the University of Lucerne in Switzerland. We believe Mr. von Rickenbach is qualified to serve on our board of directors due to his management experience in the biotechnology sector, his decades of experience in the drug development, and his service on other boards of directors.

The information presented above regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Proposal 2: Approval of an Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 150,000,000 to 300,000,000

Background

Our authorized capital stock presently consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. On March 23, 2021, our board of directors adopted, subject to stockholder approval, a proposed amendment to our Restated Certificate of Incorporation, as amended, in the form attached as Annex A to this proxy statement to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000. The number of authorized shares of preferred stock would not be affected by the proposed amendment.

As of April 15, 2021, a total of 90,227,848 shares of common stock were issued and outstanding and no shares were held in treasury. In addition, as of April 15, 2021 there were:

•	250,000 restricted stock units outstanding and 4,912,506 shares of common stock issuable upon the exercise of stock options under our existing equity incentive plans;

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1,117,629 and 150,000 shares of common stock reserved for future issuance under our 2017 Stock Incentive Plan and 2017 Employee Stock Purchase Plan, respectively, as well as any automatic increases in the number of shares of common stock reserved under these plans; and

•	12,935,323 shares of our common stock are reserved for issuance upon exercise of outstanding warrants to purchase shares of our common stock, at an exercise price of $2.00 per share.

Accordingly, as of April 15, 2021 out of the 150,000,000 shares of common stock presently authorized, 109,593,306 shares are issued and outstanding or reserved for issuance and 40,406,694 shares of common stock remain available for future issuance.

If stockholders approve the proposed amendment, the first sentence of Article Fourth of our Restated Certificate of Incorporation, as amended, will be deleted in its entirety and replaced by the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 305,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

The proposed amendment, if approved by our stockholders, would become effective upon the filing of the amendment to our Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, in the form of Appendix A hereto, or at the later time set forth in such amendment. The board of directors reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the proposed amendment if the board determines that the proposed amendment is no longer in our best interests and the best interests of our stockholders.

If our stockholders approve the proposed amendment, subject to the discretion of the board of directors, we intend to file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable after the annual meeting.

Reasons for the Proposed Increase

Over the past several years, we have used shares of our common stock to, among other things, engage in financings, incentivize and compensate employees and other service providers and for other general corporate purposes. We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	financing transactions, such as public or private offerings of common stock or convertible securities;

•	partnerships, collaborations and other similar transactions;

•	our equity incentive plans;

•	strategic investments; and

•	other corporate purposes that have not yet been identified.

We do not currently have any specific plans, proposals or arrangements, written or oral, to issue any of the proposed additional authorized shares of common stock for general corporate or any other purposes. However, the board of directors believes that the availability of additional authorized shares of our common stock will afford us needed flexibility in acting upon financing transactions to strengthen our financial position and/or engaging in strategic activities without using cash. Unless required by applicable law or stock exchange rules, no further vote of the holders of common stock will be required with respect to any such transaction.

Potential Effects of the Proposed Increase

The additional shares of common stock for which authorization is sought would have identical powers, privileges and rights to the shares of common stock that are now authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities that we may issue.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.

Effectiveness of Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000.

Proposal 3: Approval of 2021 Stock Incentive Plan

Our board of directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. On April 14, 2021, upon the recommendation of our compensation committee, and subject to stockholder approval, our board of directors adopted the 2021 Plan. The 2021 Plan is intended to replace our 2017 Stock Incentive Plan, which we refer to in this Proposal No. 3 as the Existing Plan, which is the only equity incentive plan under which we have granted awards follow our initial public offering in 2017, and which plan expires pursuant to its terms on June 27, 2027. If the stockholders approve the 2021 Plan at the annual meeting, then we will not grant any new awards under the Existing Plan after the annual meeting. Awards outstanding under the Existing Plan, however, will remain in effect pursuant to their terms and the terms of the Existing Plan.

If stockholders approve the 2021 Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2021 Plan for up to the sum of (i) 12,500,000 shares of common stock (reduced by the number of shares subject to awards granted under our 2017 Stock Incentive Plan between April 15, 2021 and June 15, 2021) and (ii) the number of shares of common stock subject to awards granted under the Existing Plan, our 2016 Stock Incentive Plan (the “2016 Plan”) and our 2006 Stock Incentive Plan (the “2006 Plan”), which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us pursuant to a contractual repurchase right.

As of April 15, 2021, options to purchase 4,912,506 shares of common stock were outstanding under the Existing Plan with a weighted-average remaining term of 8.1 years and a weighted-average exercise price of $2.37 per share, restricted stock units with respect to 250,000 shares of common stock were outstanding and an additional 1,117,629 shares of common stock were reserved for future awards under the Existing Plan. Our compensation committee considered our historic burn rate levels and the impact of utilizing regular annual equity compensation grants in determining how long the amended share authorization could potentially last. We expect the share authorization under the 2021 Plan to provide us with enough shares for awards for up to three years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2021 Plan could last for a shorter or longer time.

The shares available for grant under the 2021 Plan would facilitate our ability to continue to grant equity incentives which is vital to our ability to fully engage and attract and retain the highly skilled individuals required to support our retention and growth in the extremely competitive labor markets in which we compete. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the 2021 Plan is instrumental to our continued success.

Accordingly, our board of directors believes adoption of the 2021 Plan is in the best interests of the Company and its stockholders and unanimously recommends that stockholders vote “FOR” the approval of the 2021 Stock Incentive Plan.

Highlights of the 2021 Plan

•	No Evergreen. The 2021 Plan does not provide for any automatic increase in the number of shares of common stock available for issuance under the 2021 Plan.

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No Liberal Share Recycling. The 2021 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right (“SAR”) and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

•	No Repricing of Options or SARs. The 2021 Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

•	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

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No Reload Options or SARs. No options or SARs granted under the 2021 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

•	No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2021 Plan may provide for the payment or accrual of dividend equivalents.

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Dividends & Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents granted with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is granted.

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Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash value (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $750,000, provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of service. Fees paid by us on behalf of any non-employee director in connection with regulatory compliance and amounts paid to a non-employee director as a reimbursement for an expense will not count against this limitation. Exceptions to this limitation may be made by our board of directors, in its discretion, in extraordinary circumstances, provided that the non-employee director receiving the additional compensation does not participate in the decision to award such compensation. This limitation on awards to non-employee directors shall not apply to cash or awards granted to a non-employee director in their capacity as a consultant or advisor to us.

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Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the 2021 Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

•	Administered by an Independent Committee. The 2021 Plan is administered by our compensation committee, which is made up entirely of independent directors.

Information Regarding Overhang and Dilution

In developing our share request for the 2021 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of April 15, 2021, there were 4,912,506 shares underlying all option awards outstanding, 250,000 shares underlying all restricted stock unit awards outstanding, 1,113,377 shares available for future awards, and the number of common shares outstanding as of April 15, 2021 was 90,227,848. Accordingly, our overhang at April 15, 2021 was 7.0%. If the 12,500,000 additional shares proposed to be authorized for grant under the 2021 Plan are included in the calculation, our overhang on April 15, 2020 would have been 20.8%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2019 and 2018 calendar years as well as an average over those years.

Calendar Year	Awards Granted (1)	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (2)
2020	1,821,000	34,833,690	5.2%
2019	1,742,150	24,535,454	7.1%
2018	974,914	14,738,913	6.6%
Three-Year Average	1,512,688	24,702,686	6.1%

(1)	Awards granted includes shares subject to stock options and shares subject to restricted stock unit awards, in each case counted on a one-for-one basis.
(2)	“Gross burn rate” which we define as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Description of the 2021 Plan

The following is a brief summary of the 2021 Plan, a copy of which is attached as Appendix B to this proxy statement. References to our board of directors in this summary will include our compensation committee or any similar committee appointed by our board of directors to administer the 2021 Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The 2021 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2021 Plan for up to the sum of 12,500,000 shares of our common stock plus the number of shares of common stock subject to awards granted under the Existing Plan, the 2016 Plan or the 2006 Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by us pursuant to a contractual repurchase right. Any or all of the awards may be in the form of incentive stock options, subject to any limitations under the Code.

The 2021 Plan provides that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent non-employee director or $1,000,000 in the case of the first year of service of a non-employee director. Fees paid by us on behalf of any non-employee director in connection with regulatory compliance and amounts paid to a non-employee director as a reimbursement for an expense will not count against this limitation. Exceptions to this limitation may only be made by our board of directors, in its discretion, in extraordinary circumstances, provided that the non-employee director receiving the additional compensation does not participate in the decision to award such compensation. Cash and awards granted under the 2021 Plan to non-employee directors in their capacity as our consultants or advisors are not subject to this limitation.

For purposes of counting the number of shares available for the grant of awards under the 2021 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2021 Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2021 Plan.

Shares covered by awards under the 2021 Plan that expire or are terminated, surrendered, or cancelled without having been exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2021 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under the 2021 Plan and against the non-employee director limit will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2021 Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the 2021 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2021 Plan. Any such substitute awards will not count against the overall share limits of the 2021 Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2021 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2021 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our board of directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our board of directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2021 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2021 Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2021 Plan provides that the measurement price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of an SAR effective as of a future date, the measurement price will not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2021 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2021 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2021 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2021 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2021 Plan) and grant in substitution therefor new awards under the 2021 Plan (other than certain substitute awards issued in connection with an acquisition by us, as described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the 2021 Plan that constitutes a “repricing” within the meaning of the Nasdaq Listing Rules or corresponding rules of any other exchange or marketplace on which our stock is traded or listed.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of unvested dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.

Restricted Stock Unit Awards. Restricted stock units (“RSUs”) entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our board of directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be paid currently or credited to an account for the participant, and may be settled in cash and/or shares of our common stock to the extent provided in the applicable award agreement, and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the 2021 Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2021 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the participant and may be settled in cash and/or shares of our common stock, and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are paid.

Cash Awards. Under the 2021 Plan, the board of directors has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Our board of directors may specify that the degree of granting, vesting and/or payout of any award is subject to the achievement of one or more of the following objective performance measures established by the board of directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the board of directors): (1) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (2) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (3) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (4) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (5) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (6) new product or service releases; (7) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the board of directors from time to time; (8) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (9) improvement of financial ratings; (10) achievement of balance sheet or income statement objectives; (11) total stockholder return; (12) other comparable measures of financial and operational performance; and/ or (13) any other measure selected by the board of directors. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The board of directors may specify that such performance measures will be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs and (vii) any other item or items determined by our board of directors. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by our board of directors. The board of directors may, at any time, waive or otherwise amend the achievement of the performance measures, including in the case of death, disability or a change in control of the Company.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2021 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant will have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the 2021 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2021 Plan, a participant agrees to be bound by any clawback policy that we have in effect or may adopt in the future.

Administration

The 2021 Plan will be administered by our board of directors. Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2021 Plan that it deems advisable and to construe and interpret the provisions of the 2021 Plan and any award agreements entered into under the 2021 Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the 2021 Plan or any award. All actions and decisions by our board of directors with respect to the 2021 Plan and any awards made under the 2021 Plan will be made in our board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2021 Plan or in any award.

Pursuant to the terms of the 2021 Plan, our board of directors may delegate any or all of its powers under the 2021 Plan to one or more committees or subcommittees of our board of directors. Our board of directors has authorized our compensation committee to administer certain aspects of the 2021 Plan, including the granting of awards to executive officers. Our board of directors, or any such committee, may delegate to an officer of the Company, the authority to make grants under the 2021 Plan, subject to the limitations set forth in the 2021 Plan. Awards granted to non-employee directors will be administered by a committee of the board of directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Listing Rules or corresponding rules of any other exchange or marketplace on which our common stock is traded or listed. We delegated such authority to our chief executive officer under the Existing Plan and expect that our board of directors will also delegate such authority to our chief executive officer for awards under the 2021 Plan.

Subject to any applicable limitations contained in the 2021 Plan, our board of directors, our compensation committee, or any other committee or officer to whom our board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the 2021 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. Our board of directors may at any time provide that any award will become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the 2021 Plan, (ii) the share counting rules and sublimit set forth in the 2021 Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2021 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the 2021 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards. Except as otherwise provided under the 2021 Plan with respect to repricing outstanding stock options or SARs, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2021 Plan or the change is otherwise permitted under the terms of the 2021 Plan in connection with a change in capitalization or reorganization event.

Documentation. Each award will be evidenced in a manner as determined by our board of directors. Each award may contain terms and conditions in addition to those set forth in the 2021 Plan.

Reorganization Events

The 2021 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2021 Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the 2021 Plan, in connection with a reorganization event, our board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our board of directors determines, unless otherwise provided in an applicable agreement): (i) provide that such awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately prior to the consummation of the reorganization event and/or unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under the 2021 Plan in regard to reorganization events, our board of directors will not be obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically.

For the purposes of the previous paragraph, an award (other than restricted stock) will be considered assumed if, following the reorganization event, the award confers the right to purchase or receive pursuant to the terms of such award, for each share of common stock subject to the award immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of common stock for each share of common stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of common stock). However, if the consideration received as a result of the reorganization event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), we may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that our board of directors determines to be equivalent in value (as of the date of such determination or another date specified by our board of directors) to the per share consideration received by holders of outstanding shares of common stock as a result of the reorganization event.

The 2021 Plan also contains certain provisions related to the treatment of RSUs that are subject to Section 409A of the Code in connection with a reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. Our board of directors, however, may either provide for termination or deemed satisfaction of the repurchase or other rights under any applicable agreement between the participant and us, either initially or by amendment, or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except as otherwise provided in any applicable agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

Our board of directors may establish one or more sub-plans under the 2021 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. Our board of directors will establish such sub-plans by adopting supplements to the 2021 Plan containing any limitations on the board of directors’ discretion under the 2021 Plan and any additional terms and conditions not otherwise inconsistent with the 2021 Plan as our board of directors deems necessary or desirable. All supplements adopted by the board of directors will be deemed to be part of the 2021 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

If we receive stockholder approval of the 2021 Plan, no award may be granted under the 2021 Plan after June 15, 2031, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the 2021 Plan or any portion of the 2021 Plan at any time, except that no amendment that would amend the prohibitions on repricings without stockholder approval may be amended without stockholder approval and no amendment that would require stockholder approval under the rules of the national securities exchange on which we then maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which we then maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2021 Plan materially increasing the number of shares authorized under the 2021 Plan, expanding the types of awards that may be granted under the 2021 Plan or materially expanding the class of participants eligible to participate in the 2021 Plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2021 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2021 Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2021 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2021 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the adoption of the 2021 Plan, the 2021 Plan will not go into effect, and we will not grant any awards under the 2021 Plan. In this event, our board of directors will continue to make grants under the Existing Plan to the extent of any shares remaining available for issuance thereunder and will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Plan Benefits

As of April 15, 2021, assuming effectiveness of the 2021 Plan, approximately 22 persons were eligible to receive awards under the 2021 Plan, including our currently serving named executive officers, six employees (other than our currently-serving named executive officers), six non-employee directors, and six consultants. The granting of awards under the 2021 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Accordingly, in lieu of providing the information regarding benefits that will be received under the 2021 Plan, the following table sets forth information about equity-based awards granted under the Existing Plan during the fiscal year ended December 31, 2020 to (i) each of our named executive officers for the year ended December 31, 2020, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group, (iv) all current non-executive officers and employees as a group, (v) each nominee for director, (vi) each associate of any director, executive officer or nominee for director, and (vii) any current 5% holder or future 5% holder of awards issued pursuant to the Existing Plan.

Name and Position	Number of Shares Subject to Stock Awards (#)
Manuel C. Alves Aivado, President and Chief Executive Officer, Director	400,000
Vojislav Vukovic, M.D., Ph.D., Senior Vice President, Chief Medical Officer	225,000
Richard J. Wanstall, Chief Financial Officer and Treasurer	291,000
All Current Executive Officers as a Group (4 persons)	1,041,000
All Current Non-Employee Directors as a Group (6 persons)	75,000
All Current Non-Executive Officers and Employees as a Group (6 persons)	240,000
Each associate of any Director, Executive Officer, or Nominee for Director	—

On April 15, 2021 the last reported sale price of the Company common stock on the Nasdaq Capital Market was $1.19.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2021 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2021 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Cash-Based Awards. A participant will have compensation income upon the grant of a cash-based award.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2021 STOCK INCENTIVE PLAN.

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed the firm of PricewaterhouseCoopers LLP, or PricewaterhouseCoopers, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2021. Although stockholder approval of our audit committee’s appointment of PricewaterhouseCoopers is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of PricewaterhouseCoopers. PricewaterhouseCoopers has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting online and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

PricewaterhouseCoopers was our independent registered public accounting firm for the years ended December 31, 2020 and December 31, 2019. The following table summarizes the fees of PricewaterhouseCoopers billed to us for each of the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	2020	2019
Audit Fees (1)	$597,500	$486,500
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	1,800	2,756
Total Fees	$599,300	$489,256

(1)

“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

(2)

“Audit-Related Fees” consist of fees billed by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2020 or 2019.

(3)	“Tax Fees” consist of fees for professional services, including tax consulting and compliance performed by PricewaterhouseCoopers. There were no such fees incurred in 2020 or 2019.
(4)	“All Other Fees” consist of database subscription fees paid to PricewaterhouseCoopers.

Pre-Approval Policies and Procedures

Our audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. Our audit committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our independent registered public accounting firm provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the audit committee at the next meeting of the committee.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

Our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors (Jeffrey A. Bailey and Jodie P. Morrison), whose terms expire at this annual meeting of stockholders; two Class II directors (William T. McKee and Nolan Sigal, M.D., Ph.D.), whose terms expire at the 2022 annual meeting of stockholders; and three Class III directors (Manuel C. Alves Aivado, M.D., Ph.D., Reinhard J. Ambros, Ph.D. and Josef H. von Rickenbach), whose terms expire at the 2023 annual meeting of stockholders (in all cases until his or her successor has been duly elected and qualified). Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated each of Mr. Bailey and Ms. Morrison for re-election as Class I directors, with terms ending at the 2024 annual meeting of stockholders.

Name	Age	Position(s)
Class I Directors

Jeffrey A. Bailey (1)	59	Chair of the Board of Directors

Jodie P. Morrison (1)(2)	45	Director

Class II Directors

William T. McKee (2)	59	Director

Nolan Sigal, M.D., Ph.D. (1)(3)	71	Director

Class III Directors

Manuel C. Alves Aivado, M.D., Ph.D.	50	President and Chief Executive Officer, Director

Reinhard J. Ambros, Ph.D. (1)(3)	65	Director

Josef H. von Rickenbach (2)(3)	66	Director

(1)	Member of compensation committee.
(2)	Member of audit committee.
(3)	Member of nominating and corporate governance committee.

Corporate Governance Matters

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors & Media—Corporate Governance” section of our website, which is located at www.aileronrx.com. Alternatively, you can request a copy of any of these documents by writing us at Aileron Therapeutics, Inc., 285 Summer Street, Suite 101, Boston, MA 02110, Attention: Chief Financial Officer.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	the principal responsibility of our board of directors is to oversee our management;

•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq Stock Market, or Nasdaq, rules;

•	the independent directors meet at least twice a year in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively; and

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We currently separate the roles of chief executive officer and chair of the board of directors. Separating the duties of the chair of the board from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, the chair of our board of directors presides over meetings of the board of directors, facilitates communications between management and the board of directors and assists with other corporate governance matters.

Our board of directors determined that Mr. Bailey, the chairman of our board, became independent within the meaning of the Nasdaq listing rules as of June 30, 2020. Mr. Bailey was previously deemed to not be an independent director under these rules because he had a family member who served as a partner of our outside auditor prior to that person’s retirement in June 2020. In conjunction with our board’s determination that Mr. Bailey was an independent director, our board eliminated the role of independent Lead Director. Dr. Ambros served as independent Lead Director from March 2018 to June 2020.

Our board of directors has three standing committees that currently consist of, and are chaired by, independent directors. Our board of directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe that the independent committees of our board of directors and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance between management and independent leadership participation in our board of director proceedings.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2021, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Manuel C. Alves Aivado, M.D., Ph.D., is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Aivado is not an independent director under these rules because he is our president and chief executive officer.

Board of Director Meetings and Attendance

Our board of directors held twelve meetings during the year ended December 31, 2020, or fiscal 2020. During fiscal 2020, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings held during the period which the person has been a director and the number of meetings held by all committees of the board of directors on which such director then served (during the periods that such person served). Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors then serving on our board of directors attended the 2020 annual meeting of stockholders.

Communicating with our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chair of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Aileron Therapeutics, Inc.

285 Summer Street, Suite 101

Boston, MA 02472

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 866-869-5217.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the “Investors & Media—Corporate Governance” section of our website, which is located at www.aileronrx.com.

Audit Committee

The current members of our audit committee are William T. McKee, Jodie P. Morrison and Josef H. von Rickenbach. Mr. McKee serves as chairman of our audit committee. In fiscal 2020, our audit committee met six times. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	discussing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by the SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. McKee is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee

The current members of our compensation committee are Reinhard J. Ambros, Ph.D., Jeffrey A, Bailey, Jodie P. Morrison, and Nolan Sigal, M.D., Ph.D. Dr. Ambros serves as the chairman of the compensation committee. Mr. Bailey was appointed to our compensation committee effective July 2020. In fiscal 2020, our compensation committee met five times. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;

•	overseeing and administering our equity-based plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Reinhard J. Ambros, Ph.D., Nolan Sigal, M.D., Ph.D., and Josef H. von Rickenbach. Mr. von Rickenbach serves as the chairman of the nominating and corporate governance committee. In fiscal 2020, our nominating and corporate governance committee met one time. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The biographies of the Class I director nominees on pages 13 and 14 indicates each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude each nominee should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees, together with our other directors as a group, possess the skill sets and specific experience desired of our board of directors as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Aileron Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 285 Summer Street, Suite 101, Boston, MA 02110. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “Other Matters – Stockholder Proposals for our 2022 annual meeting”, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Other Matters – Stockholder Proposals for our 2022 annual meeting.”

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and management succession planning. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is, or ever has been, an officer or employee of our company.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A copy of the code is available on the “Investors & Media—Corporate Governance” section of our website, which is located at www.aileronrx.com. Our board of directors is responsible for overseeing the code of business conduct and ethics and must approve any waivers of the code for directors, officers and employees. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The following table sets forth the name, age as of April 15, 2021, and position of each of our executive officers.

Name	Age	Position(s)
Manuel C. Alves Aivado, M.D., Ph.D.*	50	President and Chief Executive Officer, Director
D. Allen Annis, Ph.D.	48	Senior Vice President, Research
Vojislav Vukovic, M.D., Ph.D.	54	Senior Vice President, Chief Medical Officer
Richard J. Wanstall	52	Chief Financial Officer and Treasurer

*	Dr. Aivado is a member of our board of directors. See “Board of Directors and Corporate Governance – Election of Directors” for more information about Dr. Aivado.

D. Allen Annis, Ph.D. has served as our senior vice president, research since November 2018. From the time Dr. Annis joined our company in November 2007, Dr. Annis served as our senior director biophysical and analytical technology from November 2007 to September 2009, and as our vice president of research from September 2009 to November 2018. Previously, Dr. Annis served as director of technology development at Schering-Plough Research Institute, and as vice president of new technologies at NeoGenesis Pharmaceuticals, Inc. While at NeoGenesis, Dr. Annis co-developed the company’s core drug discovery platform, the affinity selection-mass spectrometry-based Automated Ligand Identification System, or ALIS. Dr. Annis authored several patents and publications that describe the ALIS technology, and also invented many novel techniques that use ALIS to study protein-drug interactions. Dr. Annis received a M.A. and Ph.D. in chemistry from Harvard University, and a B.S. in chemistry from Georgia Institute of Technology.

Vojislav Vukovic, M.D., Ph.D. has served as our senior vice president, chief medical officer since November 2018. Previously, from May 2017 to November 2018, Dr. Vukovic provided consulting and advisory services to biotechnology and pharmaceutical clients, including our company. From February 2016 to May 2017, Dr. Vukovic served as senior vice president and chief medical officer at Taiho Oncology, Inc., a pharmaceutical company. From January 2009 to November 2015, Dr. Vukovic served as senior vice president and chief medical officer at Synta Pharmaceuticals, Inc., a company focused on novel oncology medicines. Prior to Synta, Dr. Vukovic served as medical director at Pfizer. He also was a member of the leadership team for Pfizer’s Oncology Radiotherapy Initiative. Dr. Vukovic received a M.Sc. in tumor biology and a Ph.D. in radiation biology from the University of Toronto, and a M.D. from Medicinski Fakultet Sarajevo.

Richard J. Wanstall has served as our chief financial officer and treasurer since December 2019 and as our principal financial officer since September 2019. Mr. Wanstall has also served as our principal accounting officer since March 2019. Prior to his promotion to chief financial officer, Mr. Wanstall served as our vice president, finance and operations since he joined our company in July 2018. From July 2014 to July 2018, Mr. Wanstall served as Vice President, Finance at Moderna Therapeutics, Inc., a biotechnology company focused on drug discovery and drug development based on messenger RNA. Prior to Moderna, Mr. Wanstall served as Senior Vice President, Global Finance at Stream Global Services, Inc., a multinational business process outsourcing company, from May 2010 to July 2014. Previously, Mr. Wanstall served in management roles in finance, accounting and SEC reporting for several technology and financial services companies. Mr. Wanstall began his career at Coopers & Lybrand, LLC. Mr. Wanstall received a B.A. from Salem State College, and an M.B.A. from Babson College.

Executive Compensation

This section discusses the material elements of our executive compensation policies for our “named executive officers” and the most important factors relevant to an analysis of these policies. For 2020, our “named executive officers” are Manuel C. Alves Aivado, M.D., Ph.D., our president and chief executive officer, and our two other most highly compensated executive officers, Vojislav Vukovic, M.D., Ph.D., our senior vice president, chief medical officer, and Richard J. Wanstall, our chief financial officer and treasurer. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Option Awards ($) (2)	All Other Compensation ($) (3)		Total ($)
Manuel C. Alves Aivado, M.D., Ph.D.	2020	507,400	475,700	(4)	182,200	73,158	(5)	1,238,458
President and Chief Executive Officer	2019	507,400	—	(6)	597,634	73,031	(5)	1,178,065
Vojislav Vukovic, M.D., Ph.D.	2020	405,000	265,250	(7)	102,488	6,192		778,930
Senior Vice President, Chief Medical Officer	2019	405,000	—	(6)	239,651	6,192		650,843
Richard J. Wanstall (8)	2020	330,000	215,500	(9)	163,406	6,192		715,098
Chief Financial Officer and Treasurer	2019	292,000	—	(6)	103,250	6,192		401,442

(1)

Unless otherwise noted, the amounts reported in the “Bonus” column represent discretionary annual cash bonuses awarded to our named executive officers for service during the year referenced, although paid in the following year.

(2)

The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See Note 10 to our financial statements included in our Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards.

(3)

Unless otherwise noted, the amounts represent Health Savings Account, or HSA, contributions and the dollar value of group life insurance paid with respect to life insurance for the named executive officer consistent with those provided to all of our employees.

(4)

Includes (i) an aggregate of $222,000 paid to Dr. Aivado in June 2020 and December 2020 pursuant to our 2020 recognition and retention bonus plan and (ii) $253,700 paid in January 2021 for services performed in 2020.

(5)

In addition to the HSA contribution and the dollar value of group life insurance paid, the amounts for Dr. Aivado consist of $46,099 and $46,520 in travel expenses in fiscal 2020 and 2019, respectively, and $20,867 and $20,319 in tax gross-ups in fiscal 2020 and 2019, respectively, for the payment of taxes associated with the reimbursement of travel expenses.

(6)	We did not award cash bonuses to our named executive officers for fiscal 2019.
(7)

Includes (i) an aggregate of $123,500 paid to Dr. Vukovic in June 2020 and December 2020 pursuant to our 2020 recognition and retention bonus plan and (ii) $141,750 paid in January 2021 for services performed in 2020.

(8)	Mr. Wanstall joined as Vice President, Finance in July 2018 and was promoted to Chief Financial Officer and Treasurer in December 2019.
(9)

Includes (i) an aggregate of $100,000 paid to Mr. Wanstall in June 2020 and December 2020 pursuant to our 2020 recognition and retention bonus plan and (ii) $115,500 paid in January 2021 for services performed in 2020.

Narrative Disclosure to Summary Compensation Table

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2020 are described below.

Our compensation committee sets base salaries and bonus targets, and grants bonuses and equity incentive awards to our executive officers. In setting base salaries and bonus targets and granting equity incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. In granting bonuses, our compensation committee considers corporate and individual performance.

As part of our annual compensation process, our president and chief executive officer prepares performance evaluations for the other executive officers and recommends annual salary increases, annual stock option awards and cash bonuses to the compensation committee. The compensation committee conducts a performance evaluation of our president and chief executive officer. The compensation committee consults with the board of directors as to the achievement of corporate objectives that drive compensation awards.

The compensation committee did not engage any independent compensation consultant in fiscal 2020. In March 2021, the compensation committee engaged Radford as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and assess our executives’ compensation relative to comparable companies for 2021 and future periods.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In February 2019, as part of his annual performance review, Dr. Aivado’s annual base salary was increased to $507,400 effective as of January 1, 2019. Dr. Vukovic commenced employment with us in November 2018, and his base salary for 2019 was not adjusted as part of the annual performance review. In February 2019, Mr. Wanstall’s annual base salary was increased to $290,000, effective as of January 1, 2019, as part of Mr. Wanstall’s annual performance review. On December 16, 2019, Mr. Wanstall’s annual base salary was increased to $330,000, in conjunction with Mr. Wanstall’s appointment as chief financial officer and treasurer.

Base salaries were not increased for any named executive officer for fiscal 2020 as part of the annual performance reviews.

In December 2020, our compensation committee (i) increased Dr. Aivado’s annual base salary to $532,770, (ii) increased Dr. Vukovic’s annual base salary to $423,225, and (iii) increased Mr. Wanstall’s annual base salary to $349,800, in each case effective as of January 1, 2021.

In March 2021, based upon comparative data on executive compensation provided by Radford, our compensation committee (i) increased Dr. Aivado’s annual base salary to $564,736 and (ii) increased Mr. Wanstall’s annual base salary to $402,270, in each case retroactively effective to January 1, 2021.

Cash Incentives

The compensation committee awards annual performance-based cash bonuses to our executive officers for up to a specific percentage of his or her salary as a vehicle to reward achievement of value-driving milestones and recognize individual performance.

Pursuant to the terms of Dr. Aivado’s September 2018 employment agreement, Dr. Aivado is eligible to receive, commencing in 2019 and for each calendar year thereafter that Dr. Aivado is employed by us, a discretionary performance target bonus of up to 50% of his annual base salary based on the achievement of performance milestones set by either our board of directors or the compensation committee of the board.

Pursuant to the terms of Dr. Vukovic’s November 2018 employment offer letter, Dr. Vukovic is eligible to receive a performance-based cash bonus of up to 35% of his annual base salary, subject to the achievement of performance milestones as determined by our board of directors in its sole discretion.

Pursuant to the terms of Mr. Wanstall’s July 2018 employment offer letter, Mr. Wanstall is eligible to receive a performance-based cash bonus of up to 30% of his annual base salary, subject to the achievement of performance milestones as determined by our board of directors in its sole discretion. In December 2019, in conjunction with Mr. Wanstall’s appointment as chief financial officer and treasurer, Mr. Wanstall’s target bonus was increased to 35% of his annual base salary.

We did not award cash bonuses to our executive officers for their service in the 2019 calendar year.

In June 2020, our compensation committee implemented a recognition and retention bonus program. Pursuant to the terms of this program, (i) in June 2020 we paid cash bonus awards of $146,000 to Dr. Aivado, $83,500 to Dr. Vukovic and $65,000 to Mr. Wanstall and (ii) in December 2020 we paid cash retention awards of $76,000 to Dr. Aivado, $40,000 to Dr. Vukovic and $35,000 to Mr. Wanstall.

In January 2021, we paid cash bonus awards of $253,700 to Dr. Aivado, $141,770 to Dr. Vukovic and $115,500 to Mr. Wanstall based on the compensation committee’s assessment of achievement of corporate and individual goals in calendar year 2020. In addition, in January 2021 we paid Mr. Wanstall a one-time cash bonus award of $50,000 in recognition of his efforts in connection with our January 2021 financing.

Target bonuses as a percentage of annual salary for 2021 remain at 50% and 35% for Dr. Aivado and Dr. Vukovic, respectively. In March 2021, our compensation committee increased Mr. Wanstall’s target bonus percentage to 40% of his annual base salary, effective for 2021 and each calendar year thereafter.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period, and equity grants with a performance-based feature incents our executive officers to focus on what we see as key business goals. Accordingly, the compensation committee periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options.

In April 2019, our board of directors granted options to purchase 500,000, 100,000 and 59,000 shares of our common stock to Dr. Aivado, Dr. Vukovic and Mr. Wanstall, respectively. Each of the options vest in equal monthly installments over four years from April 15, 2019. In addition, in April 2019, our board of directors also granted options to purchase 100,500 shares of common stock to Dr. Vukovic that vested upon the achievement of certain performance-based milestones in connection with our clinical trials.

In January 2020, our board of directors granted options to purchase 400,000, 225,000 and 200,000 shares of our common stock to Dr. Aivado, Dr. Vukovic and Mr. Wanstall, respectively. Each of the options vest in equal monthly installments over four years from January 31, 2020. In addition, in June 2020 our board of directors also granted options to purchase 91,000 shares of common stock to Mr. Wanstall that vest in equal monthly installments over four years from June 23, 2020.

Outstanding Equity Awards at Fiscal Year End 2020

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2020:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/share)	Option Expiration Date
Manuel C. Alves Aivado, M.D., Ph.D.	125,792		—		5.07	3/10/2025
	134,912	(1)	8,994	(1)	5.77	3/1/2027
	49,018	(2)	8,370	(2)	13.00	7/25/2027
	131,014	(3)	101,900	(3)	3.39	9/5/2028
	208,333	(4)	291,667	(4)	1.75	4/14/2029

	91,666	(5)	308,334	(5)	0.68	1/30/2030

Vojislav Vukovic, M.D., Ph.D.	78,125	(6)	71,875	(6)	2.16	11/4/2028
	142,166	(4)	58,334	(4)	1.75	4/14/2029
	100,500	(7)	—		1.75	4/14/2029
	51,562	(5)	173,438	(5)	0.68	1/30/2030

Richard J. Wanstall	30,208	(8)	19,792	(8)	5.40	7/8/2028

	24,583	(4)	34,417	(4)	1.75	4/14/2029
	45,833	(5)	154,167	(5)	0.68	1/30/2030
	11,375	(9)	79,625	(9)	1.20	6/22/2030

(1)	These options were granted on March 2, 2017 and vest as to 2.0833% of the shares in equal monthly installments through March 2, 2021.
(2)	These options were granted on July 25, 2017 and vest as to 2.0833% of the shares in equal monthly installments through July 25, 2021.
(3)	These options were granted on September 6, 2018 and vest as to 2.0833% of the shares in equal monthly installments through September 6, 2022.
(4)	These options were granted on April 15, 2019 and vest as to 2.0833% of the shares in equal monthly installments through April 15, 2023.
(5)	These options were granted on January 31, 2020 and vest as to 2.0833% of the shares in equal monthly installments through January 31, 2024.
(6)

These options were granted on November 5, 2018 and vested as to 25% of the shares on November 5, 2019 with the remaining shares vesting in equal monthly installments of 2.0833% of the shares through November 5, 2022.

(7)	These options were granted on April 15, 2019 and vested in full on June 15, 2020 upon the achievement of certain performance-based milestones in connection with our clinical trials.
(8)

These options were granted on July 9, 2018 and vested as to 25% of the shares on July 9, 2019 with the remaining shares vesting in equal monthly installments of 2.0833% of the shares through July 9, 2022.

(9)	These options were granted on June 23, 2020 and vest as to 2.0833% of the shares in equal monthly installments through June 23, 2024.

Employment Agreements

Manuel C. Alves Aivado, M.D., Ph.D.

In September 2018, in connection with our appointment of Dr. Aivado as our president and chief executive officer, we entered into a new employment agreement with Dr. Aivado, which superseded his July 2014 employment agreement with us. Pursuant to the terms of Dr. Aivado’s September 2018 employment agreement, we agreed to pay Dr. Aivado a base salary at a rate of $41,666.67 per month, which was based on an annualized base salary of $500,000. Beginning in 2019, following the end of each calendar year that Dr. Aivado is employed by us, Dr. Aivado will be eligible to receive a discretionary performance target bonus of up to 50% of his then annual base salary based on the achievement of performance milestones set by either our board of directors or the compensation committee of the board. The employment agreement also provided that following the end of the 2018 calendar year, Dr. Aivado was eligible to receive a discretionary performance target bonus calculated on the basis of 35% of his base salary as of August 31, 2018 pro-rated for the first eight months of the fiscal year, and 50% of his current base salary under the employment agreement pro-rated for the remaining four months of the fiscal year. The amount of such bonus and the achievement of such milestones were determined by our board in its sole discretion. Dr. Aivado is also entitled to receive reimbursement of up to $4,000 per month for travel and living accommodations pursuant to the employment agreement.

Pursuant to the employment agreement, in September 2018 we granted Dr. Aivado options to purchase 232,914 shares of our common stock under our 2017 Stock Incentive Plan. The options have an exercise price of $3.39, which was the closing price of our common stock on September 6, 2018. The options vest in equal monthly installments over four years from September 6, 2018.

Vojislav Vukovic, M.D., Ph.D.

In November 2018, we entered into an employment offer letter with Vojislav Vukovic, M.D., Ph.D. pursuant to which Dr. Vukovic agreed to serve as our senior vice president, chief medical officer. The offer letter establishes Dr. Vukovic’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally. Dr. Vukovic’s employment is at will. We agreed to grant Dr. Vukovic options to purchase 150,000 shares of our common stock, which are subject to service-based vesting, at an exercise price equal to $2.16, which was the fair market value of one share of our common stock on the date of grant.

In November 2018, we also entered into a severance agreement with Dr. Vukovic. The terms of Dr. Vukovic’s severance agreement are described below under “—Severance and Change in Control Agreements.”

Richard J. Wanstall

In June 2018, we entered into an employment offer letter with Richard J. Wanstall. The offer letter establishes Mr. Wanstall’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally. Mr. Wanstall’s employment is at will. We also agreed to grant Mr. Wanstall options to purchase 50,000 shares of our common stock pursuant to his offer letter, which are subject to service-based vesting, at an exercise price equal to $5.40, which was the fair market value of one share of our common stock on the date of grant.

In December 2019, we entered into a severance agreement with Mr. Wanstall. The terms of Mr. Wanstall’s severance agreement are described below under “—Severance and Change in Control Agreements.”

Severance and Change in Control Agreements

We have entered into severance agreements with each of our executive officers, including Dr. Aivado, Dr. Vukovic and Mr. Wanstall. Under the terms of each severance agreement, if we terminate the executive officer’s employment other than for cause or by reason of death or disability, or if such executive officer terminates his employment for good reason and, in each case, not upon or within twelve months of a change in control event, as such terms are defined in the severance agreements, such executive officer will be entitled to receive (A) his then current base salary for nine months, or, in the case of Dr. Aivado, 12 months, following the date of the executive officer’s termination and (B) payments on such executive officer’s behalf of the monthly premiums for medical insurance coverage under COBRA until the earlier of the date that is nine months, or, in the case of Dr. Aivado, 12 months, following the date of such executive officer’s termination or the date on which such executive officer becomes eligible to receive group health insurance coverage through another employer, which we refer to collectively as the standard severance benefits. If we terminate the executive officer’s employment other than for cause or by reason of death or disability, or if the executive terminates his employment for good reason, in each case upon or within 12 months after a change in control event, the executive will be entitled to receive the standard severance benefits for a period of twelve months, or, in the case of Dr. Aivado, 18 months, following the date of the executive officer’s termination and a lump sum payment equal to one times, or, in the case of Dr. Aivado, one and one-half times, the executive’s target bonus for the year in which the executive officer is terminated, and the vesting of any unvested equity awards will accelerate in full on the date of the executive officer’s termination. Each executive officer’s receipt of any post-separation benefits under the severance agreement are conditioned upon his execution of a severance and release of claims agreement in a form satisfactory to us. With respect to Dr. Aivado and Mr. Wanstall, upon the execution of their respective severance agreement, each such executive ceased to be entitled to the severance and post-employment payments and benefits provided under any preexisting agreements between us and such executive officer.

Other Agreements

In June 2020, our compensation committee adopted a 2020 retention and retention bonus plan. The plan included two components: (i) a recognition payment to be made at the end of June 2020 to reward employees for services performed in the first half of the 2020 calendar year and (ii) a retention payment to be made at the end of December 2020 for employees who remained employed at the company at the end of the 2020 calendar year.

We have also entered into employee confidentiality, inventions, non-solicitation and non-competition agreements with each of our named executive officers. Under the employee confidentiality, inventions, non-solicitation and non-competition agreements, each named executive officer has agreed (1) not to compete with us during his employment and for a period of one year after the termination of his employment, (2) not to solicit our employees during his employment and for a period of two years after the termination of his employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his employment.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,000 in 2019 and $19,500 in 2020, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,000 in 2019 and $6,500 in 2020.

Prior to the 2021 calendar year, we did not match employee contributions.

In March 2021, our compensation committee enacted a 100% match on the first 4% of eligible compensation, which will be a non-voluntary contribution for 2021. This match is retroactively effective to January 1, 2021.

Limitations on Liability and Indemnification

As permitted by Delaware law, we adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors. Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the General Corporation Law of the State of Delaware.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we entered into indemnification agreements with each of our officers and directors. These indemnification agreements require us, among other things, to indemnify each such director or officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or officers.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Director Compensation

Our non-employee directors receive compensation under our director compensation program.

Cash Retainer

Under this program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chair of each committee and the chair of the board of directors receive higher retainers for such service. In addition, we paid our lead director an additional annual fee of $20,000 in 2020, prior to the elimination of the lead director position in June 2020. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, subject to proration for any portion of such quarter that the director is not serving on our board of directors, on such committee or in such position. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Base	Incremental — Chair	Incremental — Non-Chair
Board of Directors	$35,000	$50,000	—
Audit Committee	—	$22,500	$15,000
Compensation Committee	—	$15,000	$10,000
Nominating and Corporate Governance Committee	—	$11,250	$7,500

Equity Grants

Under our director compensation program we grant to new non-employee directors upon their initial election to the board an initial option to purchase 25,000 shares of our common stock, which vests in equal annual installments over three years from the non-employee director’s initial election, subject to continued service, with full acceleration upon a change in control of our company. In addition, immediately following each annual meeting of our stockholders each director who has served on our board of directors for at least six months receives an option to purchase 12,500 shares of our common stock, which vests in full on the earlier of the first anniversary of the date of grant and the date of the next annual meeting of stockholders, subject to continued service, with full acceleration upon a change in control of our company. In both cases, the options are granted with an exercise price equivalent to fair market value of a share of common stock at the time of grant and have a term of 10 years. We did not modify the vesting or other terms of any of the equity awards our non-employee directors are entitled to receive under the modified director compensation program.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of directors and committee meetings.

We do not pay any compensation to our president and chief executive officer in connection with his service on our board of directors. The compensation that we pay to our president and chief executive officer is discussed earlier in this “Executive Compensation” section.

The following table sets forth information regarding compensation earned by our non-employee directors for service during fiscal 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Jeffrey A. Bailey	90,000	9,342	99,342
Reinhard J. Ambros, Ph.D.	77,500	9,342	86,842
William T. McKee	57,500	9,342	66,842
Jodie P. Morrison	60,000	9,342	69,342
Nolan Sigal, M.D., Ph.D.	52,500	9,342	61,842
Josef H. von Rickenbach	61,250	9,342	70,592

(1)

The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 10 to our financial statements included in our Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards.

As of December 31, 2020, our non-employee directors that served in such capacity during fiscal 2020 held the following stock options, all of which were granted under our 2006 Equity Incentive Plan, as amended, or 2006 Plan, and our 2017 Stock Incentive Plan, or 2017 Plan:

Name	Option Awards
Jeffrey A. Bailey	92,500
Reinhard J. Ambros, Ph.D.	92,500
William T. McKee	37,500
Jodie P. Morrison	67,500
Nolan Sigal, M.D., Ph.D.	37,500
Josef H. von Rickenbach	37,500

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2020. As of December 31, 2020, we had four equity compensation plans, each of which was approved by our stockholders: our 2006 Plan, our 2016 Plan, our 2017 Plan and our 2017 Employee Stock Purchase Plan, or 2017 ESPP.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights ($/share) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,665,586	(2)	2.39	532,919	(3)(4)
Equity compensation plans not approved by security holders	—		—	—

(1)	Represents the weighted average exercise price of the 4,665,586 stock options that were outstanding as of December 31, 2020.
(2)

Consists of (i) 211,530 shares to be issued upon exercise of outstanding options under our 2006 Plan as of December 31, 2020, (ii) 185,919 shares to be issued upon exercise of outstanding options under our 2016 Plan as of December 31, 2020 and (iii) 4,268,137 shares to be issued upon exercise of outstanding options under our 2017 Plan as of December 31, 2020.

(3)

Consists of (i) 382,919 shares that remained available for future issuance under our 2017 Plan as of December 31, 2020, and (ii) 150,000 shares that remained available for future issuance under our 2017 ESPP as of December 31, 2020. No shares remained available for future issuance under the 2006 Plan or the 2016 Plan as of December 31, 2020.

(4)

Our 2017 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2017 Plan to be added on the first day of each fiscal year through the fiscal year ending December 31, 2027, equal to the least of 1,244,816 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year and an amount determined by our board of directors. On January 1, 2021, 1,244,816 additional shares were reserved for issuance under the 2017 Plan pursuant to this provision. Our 2017 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2017 ESPP to be added on the first day of each fiscal year through the fiscal year ending December 31, 2027, in an amount equal to the least of 622,408 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year and an amount determined by our board of directors. On January 1, 2021, no additional shares were reserved for issuance under the 2017 ESPP pursuant to this provision.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2021 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our current directors;

•	our named executive officers; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Percentage of beneficial ownership is based on 90,227,848 shares of our common stock outstanding as of April 15, 2021. In addition, shares of common stock subject to options, warrants or other rights currently exercisable, or exercisable within 60 days of April 15, 2021, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the person or entity holding such options, warrants or other rights (but not any other person or entity) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Aileron Therapeutics, Inc., 285 Summer Street, Suite 101, Boston, Massachusetts 02110.

	Total Beneficial Ownership
Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Muneer A. Satter (1)	18,393,098	19.9%
Scott B. Kapnick (2)	7,592,222	8.4%
BVF Inc. (3)	5,265,555	5.8%
Named Executive Officers and Directors
Manuel C. Aivado, M.D., Ph.D. (4)	879,571	*
Vojislav Vukovic, M.D., Ph.D. (5)	399,458	*
Richard J. Wanstall (6)	157,707	*
Jeffrey A. Bailey (7)	154,894	*
Reinhard J. Ambros, Ph.D. (8)	85,800	*
William T. McKee (9)	8,332	*
Jodie P. Morrison (10)	55,000	*
Josef H. von Rickenbach (11)	503,544	*
Nolan Sigal, M.D., Ph.D. (12)	16,665	*
All Executive Officers and Directors as a Group (10 persons)	2,521,192	2.8%

*	Represents beneficial ownership of less than 1% of our outstanding stock.
(1)

Based on information provided in a Schedule 13D/A filed on January 8, 2021, Muneer A. Satter’s beneficial ownership consists of (i) 1,025,076 shares of common stock that are held by Muneer A. Satter Revocable Trust for which Mr. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares; (ii) 1,231,044 shares of common stock that are held by various other trusts and other entities for which Mr. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares; (iii) 14,353,329 shares of common stock that are held by Satter Medical Technology Partners, L.P., or SMTP, for which Mr. Satter has sole voting and dispositive power over all such shares and (iv) 1,783,649 shares of common stock which may be acquired upon the exercise of warrants held by SMTP for which Mr. Satter has sole voting and dispositive power. As a result of the application of a beneficial ownership cap in the warrants, the table above does not include 1,947,694 shares of common stock issuable upon exercise of warrants to purchase common stock held by SMTP. Under the terms of the warrants issued to SMTP, SMTP is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in SMTP and its affiliates beneficially owning more than 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. The address for Mr. Satter is c/o Satter Management Co., L.P., 676 N. Michigan Avenue, Suite 4000, Chicago, IL 60611.
(2)

Consists of (i) 7,525,556 shares of common stock held of record by Scott B. Kapnick, and (ii) 66,666 shares of common stock held by Jake86 LLC, for which Mr. Kapnick serves as investment manager. As a result of the application of a beneficial ownership cap in the warrants issued to Mr. Kapnick, the table above does not include 1,492,537 shares of common stock issuable upon exercise of warrants to purchase common stock held by Mr. Kapnick. Under the terms of the warrants, Mr. Kapnick is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Mr. Kapnick and his affiliates beneficially owning more than 4.999% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. Mr. Kapnick has the right to increase this beneficial ownership limitation in his discretion on 61 days’ prior written notice to us. Mr. Kapnick disclaims beneficial ownership of the shares held by Jake86 LLC. Mr. Kapnick is a former member of our board of directors. The address for Mr. Kapnick is 20 East 73rd St, New York, New York 10021.

(3)

BVF, Inc. (“BVF”) has shared voting and dispositive power over all of its shares of common stock. BVF’s beneficial ownership is comprised of 5,265,555 shares of common stock owned by certain private investment vehicles managed by BVF. The information reported is based on information provided in a Schedule 13G, as filed on January 19, 2021. The principal business address of BVF Inc. 44 Montgomery St., 40th Floor San Francisco, California 94104.

(4)	Consists of (i) 1,000 shares of common stock and (ii) 878,571 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2021.
(5)	Consists of (i) 75,000 shares of common stock and (ii) 324,458 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2021.
(6)	Consists of 154,707 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2021.
(7)	Consists of (i) 74,894 shares of common stock and (ii) 80,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2021.
(8)	Consists of (i) 5,800 shares of common stock and (ii) 80,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2021.
(9)	Consists of 8,332 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2021.
(10)	Consists of 55,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2021
(11)

Consists of (i) 445,460 shares of common stock, (ii) 49,752 shares of common stock issuable upon the exercise of warrants to purchase common stock exercisable within 60 days after April 15, 2021, and (iii) 8,332 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2021.

(12)	Consists of 16,665 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to fiscal 2020.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2019, we have engaged in the following transactions in which the amount involved exceeded $120,000 and any of our executive officers, directors, director nominees or beneficial holders of more than 5% of any class of voting securities, or any of their affiliates, had a direct or indirect material interest. We believe that all of these transactions were on terms comparable to terms that could have been obtained from unrelated third parties.

April 2019 Private Placement

On March 28, 2019, we entered into a definitive agreement with respect to the private placement of (i) 11,838,582 units, consisting of 11,838,582 shares of our common stock and associated warrants, which we refer to as common warrants, to purchase an aggregate of 11,838,582 shares of common stock, which we collectively refer to as the common units, and (ii) 1,096,741 units, consisting of pre-funded warrants to purchase 1,096,741 shares of our common stock and associated common warrants to purchase 1,096,741 shares of our common stock, which we refer to collectively as the pre-funded warrant units, to a group of accredited investors. These investors paid $2.01 per common unit and $2.01 per pre-funded warrant unit. The pre-funded warrants are exercisable at an exercise price of $0.01 per share and have no expiration. The common warrants are exercisable at an exercise price of $2.00 per share and expire five years from the date of issuance. We completed this private placement on April 2, 2019, resulting in approximately $26.0 million in gross proceeds to us. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name	Number of Shares of Common Stock Purchased	Number of Shares of Common Stock Underlying Pre- Funder Warrants	Number of Shares of Common Stock Underlying Common Warrants	Purchase Price
Satter Medical Technology Partners, L.P.	3,731,343	—	3,731,343	$7,499,999
Scott B. Kapnick	1,492,537	—	1,492,537	$2,999,999

June 2020 Public Offering

In June 2020, we issued and sold in an underwritten public offering an aggregate of 10,162,059 shares of our common stock, including an additional 1,071,149 shares of common stock upon the partial exercise of an option of the underwriters to purchase additional shares, for a purchase price to the public of $1.10 per share. Gross proceeds to us were approximately $11.2 million, before deducting underwriting discounts and commissions and offering expenses payable by us. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares in the offering is set forth in the table below.

Name	Number of Shares of Common Stock Purchased	Purchase Price
Entities affiliated Satter Medical Technology Partners, L.P. (1).	3,700,000	$4,070,000
Scott B. Kapnick	1,363,636	$1,500,000
Josef H. von Rickenbach	227,272	$249,999

(1)	Dr. Nolan Sigal, a partner at Satter Management Co., L.P., an affiliate of Satter Medical Technology Partners, L.P., is a member of our board of directors.

January 2021 Registered Direct Offering

In January 2021, we issued and sold an aggregate of 32,630,983 shares of common stock in a registered direct offering at a purchase price per share of $1.10 for gross proceeds to us of approximately $35.9 million, before deducting the placement agent’s fees and other offering expenses payable by us. Entities affiliated Satter Medical Technology Partners, L.P. purchased 9,000,000 shares in the registered direct offering for a purchase price of $9.9 million. Dr. Nolan Sigal, a partner at Satter Management Co., L.P., an affiliate of Satter Medical Technology Partners, L.P., is a member of our board of directors. Scott Kapnick purchased 4,215,000 shares in the registered direct offering for a purchase price of $4.6 million.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our officers and directors that may be broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law. See “Executive Compensation—Limitations on Liability and Indemnification” for additional information regarding these agreements.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief executive officer or our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity; (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual gross revenues of the other entity that is a party to the transaction; and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed them with our management and our independent registered public accounting firm, PricewaterhouseCoopers LLP.

Our audit committee has also received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to our audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (AS 16).

In addition, PricewaterhouseCoopers LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

By the audit committee of the board of directors of Aileron Therapeutics, Inc.

William T. McKee, Chair

Jodie P. Morrison

Josef H. von Rickenbach

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for our 2021 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2022 annual meeting of stockholders, stockholder proposals must be submitted in accordance with the procedures in Rule 14a-18 of the Exchange Act and received by us no later than December 29, 2021, which is 120 days prior to the first anniversary of the date of this proxy statement, unless the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2021 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2022 annual meeting of stockholders but not included in the proxy statement by March 19, 2022, but not before February 17, 2022, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Aileron Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 285 Summer Street, Suite 101, Boston, MA 02110.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2020 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, to you if you write or call us at Aileron Therapeutics, Inc., 285 Summer Street, Suite 101, Boston, MA 02110, Attention: Chief Financial Officer, telephone: (617) 995-0900. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Appendix A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

AILERON THERAPEUTICS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Aileron Therapeutics, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at a special meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED: That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 305,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

***

A-1

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this                  day of                 , 2021.

AILERON THERAPEUTICS, Inc.

By:
Name:
Title:

A-2

Appendix B

AILERON THERAPEUTICS, INC.

2021 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2021 Stock Incentive Plan (the “Plan”) of Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)) for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 12,500,000 shares of Common Stock (reduced by the number of shares subject to awards granted under the Company’s 2017 Stock Incentive Plan between April 15, 2021 and June 15, 2021); plus

(B) such additional number of shares of Common Stock (up to 6,280,135 shares) as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 2017 Stock Incentive Plan, the Company’s 2016 Stock Incentive Plan and the Company’s 2006 Stock Incentive Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under Section 4(a)(1):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) to the extent that an RSU may be settled solely in cash, no shares shall be counted against the limit on the shares available for grant of Awards under the Plan;

(D) shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and equity value (calculated based on grant date fair value for financial reporting purposes) of Awards granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $750,000; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of service; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan or any sublimits contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Aileron Therapeutics, Inc., any of Aileron Therapeutics, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant

Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the

Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nadsaq.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; RSUs

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends, once payable, will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to RSUs.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of

Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the Award agreement, and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such Dividend Equivalents are paid. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based and Cash-Based Awards

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Awards, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the Award Agreement, and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which such Dividend Equivalents are paid. No interest will be paid on Dividend Equivalents.

9. Performance Awards.

(a) Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b) Performance Measures. The Board may specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs and (vii) any other item or items determined by the Board. Such performance measures: (x) may vary by Participant and may be different for different Awards; and (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Board.

(c) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award, the Board may waive the achievement of the applicable performance measures or otherwise amend Performance Awards in a manner permitted under the Plan.

10. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the

Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 12(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ALRN or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ALRN 2021 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of two Class I Directors: 01 - Jeffrey A. Bailey 02 - Jodie P. Morrison Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 2. Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.001 par value per share, from 150,000,000 to 300,000,000; For Against Abstain 3. Approval of the Aileron Therapeutics 2021 Stock Incentive Plan; For Against Abstain 4. Ratification of the Appointment of Independent Registered Public Accounting Firm Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 5 0 2 1 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03FXGB

The 2021 Annual Meeting of Stockholders of Aileron Therapeutics, Inc. will be held on June 15, 2021 at 8:30am Eastern Daylight Time, virtually via the internet at www.meetingcenter.io/292274452. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — ALRN2021. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ALRN IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Aileron Therapeutics, Inc. + Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 15, 2021 Manuel C. Aivado M.D., Ph.D. and Richard J. Wanstall, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present online, at the Annual Meeting of Stockholders of Aileron Therapeutics, Inc. to be held on June 15, 2021 or at any postponement or adjournment thereof. This Proxy, when properly executed, will be voted as directed. If no direction is given, the Proxies will have authority to vote FOR Proposal 1 “Election of two Class I Directors”, FOR Proposal 2 “Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.001 par value per share, from 150,000,000 to 300,000,000”, FOR Proposal 3 “Approval of the Aileron Therapeutics 2021 Stock Incentive Plan” and FOR Proposal 4 “Ratification of the Appointment of Independent Registered Public Accounting Firm”. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Virtual attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this Proxy unless the undersigned revokes this Proxy in writing or attends the annual meeting online and votes during the meeting. Unless voting by the internet or telephone, please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope. (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below.    Comments — Please print your comments below. +